                                                                     Exhibit 3.1

                                FOURTH AMENDED
                                      AND
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             CONNECTED CORPORATION

         It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "corporation") is Connected Corporation and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of Delaware is October 31, 1995.

         2. The amendment and restatement of the Certificate of Incorporation herein certified has been duly adopted by the directors and the stockholders in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The Certificate of Incorporation of the corporation, as amended and restated herein, shall upon the effective date of this Fourth Amended and Restated Certificate of Incorporation, read as follows:

                                 FOURTH AMENDED
                                      AND
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                            OF CONNECTED CORPORATION


         FIRST: The name of this corporation is Connected Corporation.

         SECOND: The address including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to provide networking computer services to businesses and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is Twenty Five Million Three Hundred Eighty Seven Thousand and Eighty Six (25,387,086) shares. Twelve Million (12,000,000) shares shall be Common Stock, having a par value of $.001 per share, and Thirteen Million Three Hundred Eighty Seven Thousand and Eighty Six (13,387,086) shares shall be Preferred Stock, having a par value of $0.001 per share.

                  B. RIGHTS. PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Fourth Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 1,050,000 shares (the "Series A Preferred Stock"), the Series A-1 Preferred Stock, which series shall consist of 1,050,000 shares (the "Series A1 Preferred Stock"), the Series B Preferred Stock, which series shall consist of 1,042,750 shares (the "Series B Preferred Stock"), the Series B-1 Preferred Stock, which series shall consist of 1,042,750 shares (the "Series B-1 Preferred Stock"), the Series C Preferred Stock, which series shall consist of 1,532,258 shares (the "Series C Preferred Stock"), the Series C-1 Preferred Stock, which series shall consist of 1,532,258 shares (the "Series C-1 Preferred Stock"), the Series D Preferred Stock, which series shall consist of 3,068,535 shares (the "Series D Preferred Stock"), the Series D-1 Preferred Stock, which series shall consist of 3,068,535 shares (the "Series D-1 Preferred Stock") and the Common Stock are as set forth below in this Article IV. The Series A, Series A-1, Series B, Series B-l, Series C, C-l, D and D-1 Preferred Stock are sometimes hereinafter referred to collectively as the "Preferred Stock."






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


         1. DIVIDEND PROVISIONS. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, in a per share amount equal to ten percent (10%) of the per share original purchase price for such shares of Preferred Stock in any given year in which dividends are declared, payable when, as and if declared by the Board of Directors. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors; provided, however, that dividends payable to the holders of the Common Stock shall in no event be greater than the dividends payable on the Preferred Stock. Dividends payable to the holders of the Series D Preferred Stock shall be cumulative and shall be payable in preference to any dividends payable on all other classes of stock. Dividends payable on the other series of Preferred Stock or on the Common Stock shall not be cumulative.

         2.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of the Series D and Series D-1 Preferred Stock shall be entitled to receive in preference to the holders of all other classes and series of stock an amount per share equal to the sum of (A) $7.72 for each outstanding share of Series D and Series D-1 Preferred Stock (as adjusted for stock splits, stock dividends and recapitalizations) and (B) an amount equal to all accrued and unpaid dividends on such shares, after payment of which the holders of Series A and Series A-1 Preferred Stock shall be entitled to receive an amount per share equal to the sum of (A) $1.00 for each outstanding share of Series A and Series A-1 Preferred Stock (as adjusted for stock splits, stock dividends and recapitalizations) and
(B) an amount equal to declared but unpaid dividends on such share; the holders of Series B and Series B-1 Preferred Stock shall be entitled to receive an amount per share equal to the sum of (A) $4.00 for each outstanding share of Series B and Series B-1 Preferred Stock (as adjusted for stock splits, stock dividends and recapitalizations) and {'B) an amount equal to declared but unpaid dividends on such share; and the holders of Series C and Series C-1 Preferred Stock shall be entitled to receive an amount per share equal to the sum of (A) $4.20 for each outstanding share of Series C and Series C-1 Preferred Stock (as adjusted for stock splits, stock dividends and recapitalizations) and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets sad funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed first to the holders of the Series D and Series D-1 Preferred Stock as described above and, thereafter, if such funds are not exhausted,


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

ratably among the other holders of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to.

                  (b) After the distributions described in subsection (a) above have been paid, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of such Preferred Stock).

                  (c)      (i)      For purposes of this Section 2, a
liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of this corporation) unless this corporation's stockholders of record as constituted immediately prior to such acquisition or sale will immediately after such acquisition or sale by virtue of securities issued as consideration for this corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or (B) a sale of all or substantially all of the assets of this corporation.

                           (ii)     In any of such events, if the consideration
received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                    (A)      Securities not subject to lock-up
letter or other similar restrictions on free marketability covered by (B) below:

                                             (1)      If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                             (2)      If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                             (3)      If there is no active
public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                                    (B)      The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2)


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

and (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                           (iii)    This corporation shall give each holder of
record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes, The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice fights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                  3. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      RIGHT TO CONVERT.

                           (i)      SERIES A AND SERIES A-1 PREFERRED STOCK.
Subject to subsection (d), each share of Series A and Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 (the "Original Issue Price" for each of the Series A and Series A-1 Preferred Stock) by the Conversion Price at the time in effect for such series. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Issue Price for such series and the initial Conversion Price per share for the Series A-1 Preferred Stock shall be the Conversion Price per share for the Series A Preferred Stock in effect immediately prior to the issuance of such share of Series A-1 Preferred Stock; provided, however, that the Conversion Price for the Series A and Series A-1 Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                           (ii)     SERIES B AND SERIES B-1 PREFERRED STOCK.
Subject to Subsection (d), each share of Series B and Series B-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.00 (the "Original Issue Price" for each of the Series B and Series B-1 Preferred Stock) by the Conversion Price at the time in effect for such series. The initial





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

Conversion Price per share for shares of Series B Preferred Stock shall be the Offing Issue Price for such series and the initial Conversion Price per share for the Series B-1 Preferred Stock shall be the Conversion Price per share for the Series B Preferred Stock in effect immediately prior to the issuance of such share of Series B-1 Preferred Stock; provided, however, that the Conversion Price for the Series B and Series B-1 Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                           (iii)    SERIES C AND SERIES C-1 PREFERRED STOCK.
Subject to subsection (d), each share of Series C and C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.20 (the "Original Issue Price" for each of the Series C and Series C-1 Preferred Stock) by the Conversion Price at the time in effect for such series. The initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Issue Price for such series and the initial Conversion Price per share for the Series C-1 Preferred Stock shall be the Conversion Price per share for the Series C Preferred Stock in effect immediately prior to the issuance of such share of Series C-1 Preferred Stock, provided, however, that the Conversion Price for the series C an d Series C-1 Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                           (iv)     SERIES D AND D-1 PREFERRED STOCK. Subject to
subsection (d), each share of Series D and Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.72 (the "Original Issue Price" for each of the Series D and Series D-1 Preferred Stock) by the Conversion Price at the time in effect for such series. The initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Issue Price for such series and the initial Conversion Price per share for the Series D-1 Preferred Stock shall be the Conversion Price per share for the Series D Preferred Stock in effect immediately prior to the issuance of such share of Series D-1 Preferred Stock; provided, however, that the Conversion Price for the Series D and Series D-1 Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                  (b)      AUTOMATIC CONVERSION.

                           (i)      SERIES A AND SERIES A-1 PREFERRED STOCK.
Each share of Series A and Series A-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), the public offering price of which was not less than $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $10,000,000 in the aggregate, or (ii) the date upon which this


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

corporation obtains the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock (voting on an as-converted basis), or
(iii) in the event that less than 20% of the Preferred Stock outstanding on the Series A Purchase Date (as defined in Section 3(d)(i)(A) below) remains outstanding.

                           (ii)     SERIES B AND SERIES B-1 PREFERRED STOCK.
Each share of Series B and Series B-1 Preferred Stock shall automatically be converted into shams of Common Stock at the Conversion Price at the time in effect for such Series immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which was not less than $8.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $10,000,000 in the aggregate, or (ii) the date upon which this corporation obtains the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock (voting on an as-converted basis), or (iii) in the event that less than 20% of the Series B Preferred Stock outstanding on the Series B Purchase Date (as defined in Section 3(d)(i)(B) below) remains outstanding.

                           (iii)    SERIES C AND SERIES C-1 PREFERRED STOCK.
Each share of Series C and Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which was not less than $8.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $10,000,000 in the aggregate, or (ii) the date upon which this corporation obtains the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock (voting on an as-converted basis), or (iii) in the event that less than 20% of the Series C Preferred Stock outstanding on the Series C Purchase Date (as defined in Section 3(d)(i)(C) below) remains outstanding.

                           (iv)     SERIES D AND D-1 PREFERRED STOCK. Each share
of Series D and D-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series immediately upon {he earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which was not less than $17.37 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $25,000,000 in the aggregate, (ii) the date upon which this corporation obtains the consent of the holders of greater than 51% of the then outstanding shares of Series D and D-1 Preferred Stock (voting on an as-converted basis), or (iii) in the event that less than 20% of the Series D Preferred Stock outstanding on the Series D Purchase Date (as defined in Section 3(d)(i)(D) below) remains outstanding.

                  (c) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at office of this


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

corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at such office, of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and, if less than all of the shares of Preferred Stock represented by such certificate or certificates surrendered to the corporation are to be converted, a certificate for the number of unconverted shares of Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversions in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A-l, Series B-l, Series C-1 and Series D-1 Preferred Stock shall be subject to adjustment from time to time as set forth in subsections 3(d)(iii) and 3(d)(iv) only, and, subject to the provisions of subsection 3(1), the Conversion Price of the Series A, Series B, Series C and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) (A) If this corporation shall issue or declare, after the date upon which any shares of Series A Preferred Stock are first issued (the "Series A Purchase Date"), any Additional Stock (as defined below in subsection 3(d)(ii)) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Series A Preferred Stock Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the stock issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of determining "the number of shares of Common Stock outstanding immediately prior to such issuance" in the foregoing sentence, only shares of Common Stock actually outstanding shall be counted, notwithstanding any other provision of this Section 3.

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

                           (B) If this corporation shall issue or declare, after
the date upon which any shares of Series B Preferred Stock are first issued (the "Series B Purchase Date"), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Series B Preferred Stock Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the stock issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of determining "the number of shares of Common Stock outstanding immediately prior to such issuance" in the foregoing sentence, only shares of Common Stock actually outstanding shall be counted, notwithstanding any other provision of this Section 3.

                           (C) If this corporation shall issue or declare, after
the date upon which any shares of Series C Preferred Stock are first issued (the "Series C Purchase Date"), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Series C Preferred Stock Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the stock issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purples of determining "the number of shares of Common Stock outstanding immediately prior to such issuance" in the foregoing sentence, only shares of Common Stock actually outstanding shall be counted, notwithstanding any provision of this Section 3.

                           (D) If this corporation shall issue or declare, after
the date upon which any shares of Series D Preferred Stock are first issued (the "Series D Purchase Date"), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Series D Preferred Stock Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the stock issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for


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


such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of determining "the number of shares of Common Stock outstanding immediately prior to such issuance" in the foregoing sentence, only shares of Common Stock actually outstanding shall be counted, notwithstanding any provision of this Section 3.

                           (E) No adjustment of the Conversion Price for the
Series A. Series B, Series C or Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (H)(3) and (H)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (F) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (G) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors irrespective of any accounting treatment.

                           (H) In the case of the issuance. (whether before, on
or after the Series A, Series B, Series C or Series D Purchase Date, respectively) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii):

                                    (1) The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments,) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(F) and (d)(i)(G)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2) The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(F) and (d)(i)(G)).

                                    (3) In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A, Series B, Series C, or Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4) Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A, Series B, Series C and Series D Preferred Stock, to the extent any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5) The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(H)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(H)(3) or (4).

                           (ii)     "Additional Stock" shall mean with respect
to the Series A, Series B, Series C or Series D Preferred Stock any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(H)) by this corporation after the Series A, Series B, Series C or Series D Purchase Date, respectively, other than:

                                    (A) Common Stock issued pursuant to a
transaction described in subsection 3(d)(iii) hereof; or

                                    (B) Up to 1,750,000 shares of Common Stock
(adjusted for stock splits, stock dividends or recapitalizations) issuable or issued to employees, consultants and directors of this corporation pursuant to a stock option plan or stock purchase plan approved by the Board of Directors of this corporation at any time.

                           (iii)    In the event that this corporation should at
any time or from time to time after the Purchase Date of a series of Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of such Series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                           (iv)     If the number of shares of Common Stock
outstanding at any time after the Purchase Date of a series of Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (e) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii), then, in each such case for the purpose of this subsection 3(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of

Common Stock of this corporation into which their shares of Preferred Stock, are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

                  (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in
Section 2 or elsewhere in this Section 3), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable,

                  (g) NO IMPAIRMENT. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                  (h)      NO FRACTIONAL SHARES AND CERTIFICATE AS TO
ADJUSTMENTS.

                           (i)      No fractional shares shall be issued upon
the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shams of Common Stock issuable upon such aggregate conversion.

                           (ii)     Upon the occurrence of each adjustment or
readjustment of the Conversion Prices of Preferred Stock pursuant to this
Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for each series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such Preferred Stock.

                  (i) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

                  (k) NOTICES. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                  (l)      SPECIAL MANDATORY CONVERSION; DILUTIVE ISSUES:

                           (i)      At anytime following the Series A Purchase
Date, if: (a) a holder of shares of Series A Preferred Stock is entitled to exercise the right of first offer (the "Right of First Offer") set forth in
Section 2.1 of the Third Amended and Restated Rights Agreement dated October 29, 1999, by and among this corporation and certain investors, as amended from time to time (the "Rights Agreement"), with respect to an equity financing of this corporation (the "Equity Financing"), at a price per share that is less than the Conversion Price then in effect for the Series A Preferred Stock; and (b) the holders of a majority of the Series A Preferred Stock entitled to participate in the Equity Financing acquire their pro rata shares (as defined in Section 2.1 of the Rights

Agreement) offered in such Equity Financing; and (c) such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share offered in such Equity Financing and the holders of a majority of shares of Series A Preferred Stock do exercise their respective Right of First Offer to acquire his, her or its pro rata share offered in such Equity Financing (a "Mandatory Offering"), then all of such Non-Participating Holder's shares of Series A Preferred Stock shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the "Mandatory Offering Date") into an equivalent number of shares of Series A-l Preferred Stock. Upon conversion pursuant to this subsection 3(1)(i), the shares of Series A Preferred Stock so converted shall be canceled and not subject to reissuance.

                           (ii)     The holder of any shares of Series A
Preferred Stock converted pursuant to this subsection 3(1) shall deliver to this corporation alluring regular business hours at the office of any transfer agent of this corporation for the Series A Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series A-1 Preferred Stock to be issued and such holder shall be deemed to have become a shareholder of record of Series A-I Preferred Stock, on the Mandatory Offering Date, unless the transfer books of this corporation have closed on that date, in which event he, she or it shall be deemed to have become a shareholder of record of Series A-1 Preferred Stock, on the next succeeding date on which the transfer books are open.

                           (iii)    In the event that any Series A-1 Preferred
Stock shares are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Certificate of Incorporation, (a) to cancel all authorized shares of Series A-1 Preferred Stock that remain unissued after such issuance, (b) to create and reserve for issuance upon any subsequent conversion pursuant to this subsection 3(1) of any Series A Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series A-1 Preferred Stock so canceled and designated Series A-2 Preferred Stock, with the designation, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A-1 Preferred Stock, except that the Conversion price for such shares of Series A-2 Preferred Stock shall be the Series A Conversion Price in effect immediately prior to the issuance of such shares of Series A-2 Preferred Stock and (e) to amend the provisions of this sub section 3(1) to provide that any subsequent conversion pursuant to this subsection 3(1) will be into shares of Series A-2 Preferred Stock rather than Series A-1 Preferred Stock, as the case may be. This corporation shall take the same actions with respect, to the Series A-2 Preferred Stock, and each subsequently authorized series of Preferred Stock upon the issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 3(1) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

                           (iv)     At any time following the Series B Purchase
Date, if: (a) a holder of shares of Series B Preferred Stock is entitled to exercise the right of first offer (the "Right of First Offer") set forth in
Section 2.1 of the Rights Agreement, with respect to an Equity Financing at a price per share that is less than the Conversion Price then in effect for the Series B Preferred Stock; and (b) the holders of a majority of the Series B Preferred Stock entitled to participate in the Equity Financing acquire their pro rata shares (as defined in Section 2.1 of the Rights Agreement) offered in such Equity Financing; and (c) such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share offered in such Equity Financing and the holders of a majority of shares of Series B Preferred Stock do exercise their respective Right of First Offer to acquire his, her or its pro rata share offered in such Equity Financing (a "Mandatory Offering"), then all of such Non-Participating Holder's shares of Series B Preferred Stock shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering on the Mandatory Offering Date into an equivalent number of shares of Series B-1 Preferred Stock. Upon conversion pursuant to this subsection 3(1)(iv), the shares of Series B Preferred Stock so converted shall be canceled and not subject to reissuance.

                           (v)      The holder of any shares of Series B
Preferred Stock converted pursuant to this subsection 3(1) shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Series B Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series B-1 Preferred Stock to be issued and such holder shall be deemed to have become a shareholder of record of Series B-1 Preferred Stock, on the Mandatory Offering Date, unless the transfer books of this corporation have closed on that date, in which event he, she or it shall be deemed to, have become a shareholder of record of Series B-1 Preferred Stock, on the next succeeding date on which the transfer books are open.

                           (vi)     In the event that any Series B-1 Preferred
Stock shares are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Certificate of Incorporation, (a) to cancel all authorized shares of Series B-1 Preferred Stock that remain unissued after such issuance, (b) to create and reserve for issuance upon any subsequent conversion pursuant to this subsection 3(1) of any Series B Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series B-1 Preferred Stock so canceled and designated Series B-2 Preferred Stock, with the designation, powers, preferences and fights and the qualifications, limitations and restrictions identical to those then applicable to the Series B-1 Preferred Stock, except that the Conversion Price for such shares of Series B-2 Preferred Stock shall be the Series B Conversion Price in effect immediately prior to the issuance of such shares of Series B-2 Preferred Stock and (e) to amend the provisions of this subsection 3(1) to provide that any subsequent conversion pursuant to this subsection 3(1) will be into shares of Series B-2 Preferred Stock rather than Series B-1 Preferred Stock. This corporation shall take the same actions with respect to the Series B-2 Preferred Stock, and each subsequently authorized series of Preferred Stock upon the issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 3(1) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

                           (vii)    At any time following the Series C Purchase
Date, if: (a) a holder of shares of Series C Preferred Stock is entitled to exercise the right of first offer (the "Right of First Offer") set forth in
Section 2.1 of the Rights Agreement, with respect to an Equity Financing at a price per share that is less than the Conversion Price then in effect for the Series C Preferred Stock; and (b) the holders of a majority of the Series C Preferred Stock entitled to participate in the Equity Financing acquire their pro rata shares (as defined in Section 2.1 of the Right s Amendment) offered in such Equity Financing; and (c) such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share offered in such Equity Financing and the holders of a majority of shares of Series C Preferred Stock do exercise their respective Right of First offer to acquire his, her or its pro rata share offered in such Equity Financing (a "Mandatory Offering"), then all of such Non-Participating Holder's shares of Series C Preferred Stock shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering on the Mandatory Offering Date into an equivalent number of shares of Series C-1 Preferred Stock. Upon conversion pursuant to this subsection 3(1)(vii), the shares of Series C Preferred Stock so converted shall be canceled and not subject to reissuance.

                           (viii)   The holder of any shares of Series C
Preferred Stock converted pursuant to this subsection 3(1) shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Series C Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series C-1 Preferred Stock to be issued and such holder shall be deemed to have become a shareholder of record of Series C-1 Preferred Stock, on the Mandatory Offering Date, unless the transfer books of this corporation have closed on that date, in which event he, she or it shall be deemed to have become a shareholder of record of Series C-1 Preferred Stock, on the next succeeding date on which the transfer books are open.

                           (ix)     In the event that any Series C-1 Preferred
Stock shares are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Certificate of Incorporation, (a) to cancel all authorized shares of Series C-1 Preferred Stock that remain unissued after such issuance, (b) to create and reserve for issuance upon any subsequent conversion pursuant to this subsection 3(1) of any Series C Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series C-1 Preferred Stock so canceled and designated Series C-2 Preferred Stock, with the designation, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series C-1 Preferred Stock, except that the Conversion Price for such shares of Series C-2 Preferred Stock shall be the Series C Conversion Price in effect immediately prior to the issuance of such shares of Series C-2 Preferred Stock and (c) to amend the provisions of this subsection 3(1) to provide that any subsequent conversion pursuant to this subsection 3(1) will be into shares of Series C-2 Preferred Stock rather than Series C-l Preferred Stock. This corporation shall take the same actions with respect to the Series C-2 Preferred Stock, and each subsequently authorized series of Preferred Stock upon the issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 3(1) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

                           (x)      At any time following the Series D Purchase
Date, if: (a) a holder of shares of Series D Preferred Stock is entitled to exercise the right of first offer (the "Right of First Offer") set forth in
Section 2.1 of the Rights Agreement, with respect to an Equity Financing at a price per sham that is less than the Conversion Price then in effect for the Series D Preferred Stock; and (b) the holders of a majority of the Series D Preferred Stock entitled to participate in the Equity Financing acquire their pro rata shares (as defined in Section 2.1 of the Rights Agreement) offered in such Equity Financing; and (c) such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share offered in such Equity Financing and the holders of a majority of shares of Series D Preferred Stock do exercise their respective Right of First Offer to acquire his, her or its pro rata share offered in such Equity Financing (a "Mandatory Offering"), then all of such Non-Participating Holder's shares of Series D Preferred Stock shall automatically and without further action on the part of such holder be convened effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering on the Mandatory Offering Date it, to an equivalent number of shares of Series D-1 Preferred Stock. Upon conversion pursuant to this subsection 3(1)(x), the shares of Series D Preferred Stock so converted shall be canceled and not subject to reissuance.

                           (xi)     The holder of. any shares of Series D
Preferred Stock converted pursuant to this subsection 3(1) shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Series D Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series D-1 Preferred Stock to be issued and such holder shall be deemed to have become a shareholder of record of Series D-1 Preferred Stock, on the Mandatory Offering Date, unless the transfer books of this corporation have closed on that date, in which event he, she or it shall be deemed to have become a shareholder of record of Series D-1 Preferred Stock, on the next succeeding date on which the transfer books are open.

                           (xii)    In the event that any Series D-1 Preferred
Stock shares are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Certificate of Incorporation, (a) to cancel all authorized, shares of Series D-1 Preferred Stock that remain unissued after such issuance, (b) to create and reserve for issuance upon any subsequent conversion pursuant to this subsection 3(1) of any Series D Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series D-1 Preferred Stock so canceled and designated Series D-2 Preferred Stock, with the designation, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series D-1 Preferred Stock, except that the Conversion Price for such shares of Series D-2 Preferred Stock shall be the Series D Conversion Price in effect immediately prior to the issuance of such shares of Series D-2 Preferred Stock and (c) to amend the provisions of this subsection 3(1) to provide that any subsequent conversion pursuant to this subsection 3(1) will be into shares of Series D-2 Preferred Stock rather than Series D-1 Preferred Stock. This corporation shall take the same actions with respect to the Series D-2 Preferred Stock, and each subsequently authorized series of Preferred Stock upon the issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 3(1) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

         4.       VOTING RIGHTS.

                  (a) GENERAL. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) VOTING FOR ELECTION OF DIRECTORS. The board of directors of the Company (the "Board") shall consist of seven (7) members. Notwithstanding any other provision of this Certificate of Incorporation, so long as no fewer than 1,000,000 shares of Series A, Series B and Series C Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) remain outstanding, the holders of the Series A, Series B and Series C Preferred Stock then outstanding shall be entitled, voting separately as one class, to elect two (2) directors of this corporation at each election of directors. Notwithstanding any other provision of this Certificate of Incorporation, and notwithstanding the addition of subsequent investors or the election of a new CEO, the holders of the Series D Preferred Stock shall be entitled, voting separately as a class, to elect three (3) directors of this corporation at each election of directors (the "Series D Directors"). For so long as Baker and Fidelity own, in the aggregate, a majority of the outstanding Series D Preferred Stock, one (1) of the Series D Directors shall be designated by Fidelity and two (2) of the Series D Directors shall be designated by Baker. Notwithstanding any other provision of this Certificate of Incorporation, the holders of the Common Stock then outstanding shall be entitled to elect one (1) director of this corporation at each election of directors. Notwithstanding any other provision of this Certificate of incorporation, the remaining director of this corporation shall be the Chief Executive Officer of the Company, subject to approval of both of (i) the holders of Preferred Stock voting as a separate class, and (ii) the holders of Common Stock voting as a separate class. In the case of any vacancy in the office of a director elected by the holders of a particular class or series of stock, the vacancy may be filled only by the vote of the holders of such class or series of stock. Any director who shall have been elected by the holders of particular class or series of stock may be removed without cause by, and only by, the applicable vote of the holders of shares of such class or series of stock.

         5.       REDEMPTION.

         (a) REDEMPTION ON DEMAND. In the event that holders of at least a majority of the then outstanding Series D Preferred Stock so request, in writing, at any time on or after October 29, 2006, this corporation shall, on the date sixty (60) days after such notice is given (the "Redemption Date"), to the extent it may lawfully do so, redeem up to 100% of the number shares of Series D Preferred Stock then held by such holders, by paying the Redemption Price thereof.

         (b) REDEMPTION PRICE. The price per share to be paid to redeem the Series D Preferred Stock shall be an amount equal to the greater of (i) the sum of $7.72 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) plus all accrued and unpaid dividends calculated at a dividend rate of 10% (whether or not declared) or (ii) the fair market value per share as determined by an independent appraiser mutually acceptable to this corporation and the holders of a majority of the shares of Series D Preferred Stock then outstanding; provided, that if this corporation and such holders are unable to agree on a single appraiser, this corporation, on the one hand, and the holders of a majority of the shares of Series D Preferred Stock then outstanding, on the other hand, shall each select a single independent appraiser reasonably qualified to conduct business valuations of such nature, and such appraisers shall agree on the Redemption Price or shall select a third appraiser who shall determine the Redemption Price.

         (c) PARTIAL REDEMPTION. In the event of any redemption of only a part of the then outstanding Series D Preferred Stock, the corporation shall effect such redemption pro rata among the holders of Series D Preferred Stock requesting redemption according to the aggregate number of outstanding shares of Series D Preferred Stock requested to be redeemed by each such holder.

         (d) REDEMPTION PROCEDURE. At least 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which Notice is given) of the Series D Preferred Stock, at the address last shown on the records of the corporation for such holder or given by the holder to the corporation for the purpose of notice or if no such address appears or is given, at the place where the principal executive office of the corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed. Except as provided in subsection (e) below, on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon, subject to the provisions of subsection (c) above, the aggregate Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (e) EFFECT OF REDEMPTION. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such redeemed shares as holders of Series D Preferred Stock (except the right to receive their respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption on any Redemption Date are insufficient to redeem the total number of shares requested to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares pro rata as described in subsection (c) above. The shares not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares not redeemed, such funds will immediately be set aside for the redemption of the balance of the shares which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed; provided that the holders of such Series D Preferred Stock shall receive at least 10 days notice of such redemption.

         6. PROTECTIVE PROVISIONS. So long as any shares of any series of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of each class of Preferred Stock voting as a separate class:


                  (a) alter or change the rights, preferences or privileges of the shares of such series of Preferred Stock so as to affect adversely such shares in a manner different than any other series;

                  (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of such series of Preferred Stock;

                  (c) reclassify any outstanding equity security into an equity security having a preference over, or being on a parity with, such series of Preferred Stock with respect to voting, dividends, redemption or upon liquidation;

                  (d) amend the corporation's Certificate of Incorporation or bylaws in any manner that materially adversely affects such series of Preferred Stock;

                  (e) make any material change in the principal business of the corporation;

                  (f) except as provided in Section 5 hereof, repurchase any equity security, except that the corporation may without such consent repurchase Common Stock from current or former directors, employees and/or consultants with a repurchase price equal to the initial cost of such Common Stock; or
                  (g) declare or pay any dividend with respect to the Common Stock.

         7. STATUS OF CONVERTED. In the event any shares of Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be subject to reissuance by this corporation.

         8. REPURCHASE OF SHARES. Each holder of Preferred Stock shall be deemed to have consented to distributions made by the corporation in connection with the repurchase of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services.

         C.       COMMON STOCK

                  1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. LIQUIDATION RIGHTS. Upon liquidation, dissolution or winding up of this corporation the assets of the corporation shall be distributed as provided in Section 2 of Division B of this Article FOURTH.

                  3.       VOTING RIGHTS.

                           (a)      GENERAL. The holder of each share shall of
Common Stock shall have the right to one vote for such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                           (b)      VOTING FOR ELECTION OF DIRECTORS. The
holders of Common Stock shall be entitled to elect directors in accordance with
Section 4(b) of Division B of this Article.

         FIFTH: The Corporation shall have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be conducted in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of editors and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The business of the corporation shall be conducted by the officers of the corporation under the supervision of the Board Directors.

         2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

         3. Subject to Article Fourth, Section 6, the Board of Directors of the corporation may adopt, amend or repeal the By-Laws of the corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial by-law, or in a by-law adopted by the stockholders of the corporation entitled to vote.

         EIGHTH: The corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all person's whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to (which a person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         NINTH: Notwithstanding any provision of law, the corporation may, by contract, grant to some or all of the security holders of the Corporation pre-emptive rights to acquire stock of the Corporation, but no stockholder shall have any pre-emptive rights except as specifically so granted.

         TENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

         ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.


                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this certificate on November 2, 1999.



                                             /s/ David A. Cane
                                             ----------------------------------
                                             David A. Cane, President